Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL PROVIDES BUSINESS UPDATE AND PRELIMINARY SECOND QUARTER RESULTS

Preliminary second quarter results demonstrate continued momentum in operating and financial performance

Balanced business model, growing originations channels and proven core competency in special servicing position the Company well to deliver profitability and capture growth opportunities

West Palm Beach, FL – (July 16, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today provided preliminary information regarding its second quarter 2020 results and progress on the Company’s key business priorities. A presentation with additional detail regarding today’s announcement is available on the Ocwen Financial Corporation website at www.ocwen.com (through a link on the Shareholder Relations page).

The Company reported a net income of $2.0 million and a pre-tax loss of $6.2 million for the three months ended June 30, 2020, compared to a net loss of $89.7 million and a pre-tax loss of $84.3 million for the three months ended June 30, 2019. Adjusted pre-tax income was $18 million for the quarter compared to a $27 million adjusted pre-tax loss in the prior year period (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, President and CEO of Ocwen, said, “Our turnaround and profitability trajectory have strong momentum and we are delivering on what we committed to do. We have established a profitable, multi-channel originations platform that is delivering remarkable growth, we have a competitive cost structure and our proven special servicing skills position us well to capitalize on current and emerging industry growth opportunities. Over the past 24 months we have improved our annualized pre-tax loss by $228 million and annualized adjusted pre-tax earnings run rate excluding amortization of NRZ lump-sum payments by more than $350 million.”

Mr. Messina continued, “Ocwen is one of the few remaining large-scale special servicers, and we believe we are one of the best servicers for non-performing loans, with decades of experience. We believe we are well positioned to assist homeowners and investors in the current environment and deliver growth, profitability and value for shareholders. I am incredibly proud of today’s Ocwen and our global team for their steadfast focus on our mission of creating positive outcomes for homeowners, communities and investors. We continue to explore all strategic options to leverage our proven operating capability in this environment to fully realize the value of our platform.”

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The Company reported the following preliminary results for the second quarter 2020 (see “Note Regarding Non-GAAP Financial Measures” and “Note Regarding Financial Performance Estimates” below):

●	Pre-tax loss was $6.2 million compared to pre-tax loss of $84.3 million for the second quarter 2019. Adjusted pre-tax income was $17.8 million, included $10.0 million of amortization of NRZ lump-sum payments; third consecutive quarter of positive adjusted pre-tax income. COVID-19 impact was immaterial during the quarter.

●	Annualized pre-tax loss improved by $228 million compared to the combined annualized pre-tax loss of Ocwen and PHH Corporation for the second quarter 2018; annualized adjusted pre-tax earnings run rate excluding amortization of NRZ lump-sum payments improved by more than $350 million compared to the combined adjusted annualized earnings run rate of Ocwen and PHH Corporation for the second quarter 2018.

●	Approximately $4.0 billion of servicing UPB originated through forward and reverse lending channels, up 75% from prior quarter; average daily lock volume of approximately $100 million in July to date.

●	Approximately $314 million of unrestricted cash at June 30, 2020, up from $264 million at March 31, 2020; previously identified balance sheet optimization actions on track.

●	Approximately 112,000 forbearance plans outstanding as of July 13, 2020, down from a peak of approximately 132,000 forbearance plans outstanding at the end of the second quarter. Servicer advance levels are approximately 17% below base case servicer advance levels as of June 30, 2020.

●	Following receipt of shareholder advisory approval in May 2020, Ocwen’s Board of Directors has determined to move forward with a reverse stock split in a ratio of 1:25. The Company currently expects to make the reverse split effective in early August.

Webcast and Conference Call

Ocwen will hold a conference call on Friday, July 17, 2020 at 8:30 a.m. (ET) to review the Company’s preliminary second quarter 2020 operating results. A live audio webcast and slide presentation for the call will be available at www.ocwen.com (through a link on the Shareholder Relations page). A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days. The Company expects to release final second quarter 2020 results in early August.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are in the midst of a period of significant capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, Fannie Mae, Freddie Mac, Ginnie Mae and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the impact of our planned reverse split on the price and trading market for our common stock; our ability to maintain compliance with the continued listing standards of the New York Stock Exchange; the future of our long-term relationship and remaining servicing agreements with NRZ; our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PHH Mortgage Corporation (PMC) subservicing agreement; the reactions of regulators, lenders and other contractual counterparties, rating agencies, stockholders and other stakeholders to the announcement of the termination by NRZ of the PMC subservicing agreement; our ability to adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement, including unanticipated costs and the timeline on which we can execute on these actions; our ability to devote sufficient management attention and financial resources to our growth and other strategic objectives as we operate in the midst of a period of significant capital markets volatility and change within the mortgage lending and servicing ecosystem; uncertainty related to our ability to execute on continuous cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to acquire MSRs or other assets or businesses at adequate risk-adjusted returns and at sufficient volume to achieve our growth goals, including our ability to allocate resources for investment, negotiate and execute purchase documentation and satisfy closing conditions so as to consummate such acquisitions; uncertainty related to our ability to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; limits on our ability to repurchase our own stock as a result of regulatory settlements and other conditions; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the impact on Ocwen of our implementation of the CECL methodology for financial instruments (ASU 2016-13 and ASU 2019-04); our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted pre-tax income (loss) excluding amortization of NRZ lump-sum payments.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our cost re-engineering efforts and other initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we rely primarily on our GAAP results and use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

Expense Notables

In the table titled “Expense Notables”, we adjust GAAP operating expenses for the following factors (1) expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts, (2) significant legal and regulatory settlement expense itemsa, (3) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (4) PHH acquisition and integration planning expenses, and (5) certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and non-routine transactions (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

 a Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses)

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($ in millions)		Q2’18				Q2’19		Q2’20 (c)
		OCN	PHH	OCN + PHH	OCN + PHH (Annualized)	OCN	OCN (Annualized)	OCN	OCN (Annualized)
I	Expenses (as reported) (a)	206	71	277	1,107	331	1,326
II	Reclassifications (b)	—	1	1	5	—	—
III	Deduction of MSR valuation adjustments, net	(33)	—	(33)	(132)	(147)	(589)
IV	Operating Expenses (I+II+III)	173	72	245	979	184	737	145	579
	Adjustments for Notables
	Re-engineering costs	(5)	(3)	(8)	(32)	(10)		(9)
	Significant legal and regulatory settlement expenses	(2)	(3)	(5)	(20)	—		(1)
	CFPB & state regulatory defense & escrow analysis costs	(5)	—	(6)	(22)	(6)		—
	NRZ consent process expenses	(1)	—	(1)	(2)	(1)		—
	PHH acquisition and integration planning expenses	(2)	—	(2)	(8)	—		—
	Expense recoveries	6	—	6	23	—		7
	Covid-19 Related Expenses				—	—		(6)
	Other	1	(1)	—	(1)	—		1
V	Expense Notables	(9)	(7)	(16)	(63)	(17)		(9)
VI	Adjusted Expenses (IV+V)	164	65	229	916	168	670	135	542

(a) Q2’18 expenses as per OCN Form 10-Q of $206 filed on July 26, 2018 and PHH Form 10-Q of $71 filed August 3, 2018, annualized to equal $1,107 on a combined basis

(b) Reclassifications made to PHH reported expenses to conform to Ocwen presentation

(c) OCN changed the presentation of expenses in Q4’ 19 to separately report MSR valuation adjustments, net from operating expenses

Income Statement Notables

In the table titled “Income Statement Notables”, we adjust GAAP pre-tax loss for the following factors (1) Expense Notables, (2) changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions, (3) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (4) changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions, (5) certain other non-routine transactions, including but not limited to pension benefit cost adjustments and gains related to exercising servicer call rights and fair value assumption changes on other investments (collectively, Other) and (6) amortization of NRZ lump-sum cash payments consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

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($ in millions)		Q2’18				Q2’19		Q2’20
		OCN	PHH	OCN + PHH	OCN + PHH (Annualized)	OCN	OCN (Annualized)	OCN	OCN (Annualized)
I	Reported Pre-Tax Income / (Loss)(a)	(28)	(35)	(63)	(253)	(84)	(337)	(6)	(25)
	Adjustment for Notables
	Expense Notables (from prior table)	9	7	16		17		9
	Non-Agency MSR FV Change(b)	(5)	—	(5)				3
	Agency MSR FV Change, net of macro hedge(b)					95		3
	NRZ MSR Liability FV Change (Interest Expense)	9	—	9		(46)		(1)
	Reverse FV Change	4	—	4		(8)		6
	Other	(6)		(6)		—		3
II	Total Income Statement Notables	11	7	18	72	58	230	24
III	Adjusted Pre-tax Income (Loss) (I+II)	(17)	(28)	(45)	(181)	(27)	(107)	18	71
IV	Amortization of NRZ Lump-sum Cash Payments	(35)	—	(35)	(141)	(31)	(123)	(10)
V	Adjusted Pre-tax Income (Loss) excluding Amortization of NRZ Lump-sum (III+IV)(c)	(53)	(28)	(81)	(322)	(58)	(230)	8	31

(a) Q2’18 pre-tax loss as per respective Forms 10-Q filed on July 26, 2018 and August 3, 2018, respectively, annualized to equal $(253) million on a combined basis

(b) Represents FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on macro hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $14 million valuation gains of certain MSRs that were opportunistically purchased in disorderly transactions due to the market environment in Q2 2020 (nil in Q2 2018).

(c) Represents OCN and PHH combined adjusted pre-tax income (loss) excluding amortization of NRZ lump-sum cash payments, annualized to equal $(322) million on a combined basis in Q2’18

Note Regarding Financial Performance Estimates

This press release contains statements relating to our preliminary second quarter financial performance and our current assessments of the impact of the COVID-19 pandemic. These statements are based on currently available information and reflect our current estimates and assessments, including about matters that are beyond our control. We are operating in a fluid and evolving environment and actual outcomes may differ materially from our current estimates and assessments. The Company has not finished its second quarter financial closing procedures. There can be no assurance that actual results will not differ from our current estimates and assessments, including as a result of second quarter financial closing procedures, and any such differences could be material.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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